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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549



                                       FORM 8-K



                                    CURRENT REPORT


                       Pursuant to Section 13 or 15 (d) of the
                           Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):  JANUARY 14, 1998


                               PRIME GROUP REALTY TRUST
                (Exact name of Registrant as specified in its Charter)



          MARYLAND                       1-13589               36-4173047
(State or other jurisdiction of      (Commission File       (I.R.S. Employer
incorporation or organization)           Number)            Identification No.)

77 West Wacker Drive, Suite 3900, Chicago, Illinois              60601
     (Address of principal executive offices)                  (Zip Code)

                                    (312) 917-1300
                 (Registrant's telephone number, including area code)

                                         N/A
                           (Former name or former address,
                            if changed since last report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On January 14, 1998, the Company acquired the office property known as 33 North Dearborn, which is a 24-story building that contains 305,703 square feet of rentable space (approximately 89% leased), located in Chicago, Illinois. The property was purchased from a third party for approximately $32.3 million.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements Under Rule 3-14 of Regulation S-X

The Company has determined that it is impractical at this time to file audited financial statements of 33 North Dearborn for the year ended December 31, 1996 and the nine months ended September 30, 1997, as prescribed by Rule 3-14 of Regulation S-X. Such statements will be filed by amendment as soon as practicable, but in any event not later than March 31, 1998.


(b) Pro Forma Financial Statements

The Company has determined that it is impractical at this time to file pro forma financial statements for the Company as prescribed by Article 11 of Regulation S-X. Such statements will be filed by amendment as soon as practicable, but in any event not later than March 31, 1998.

(c) Exhibits

None.
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                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PRIME GROUP REALTY TRUST
                              Registrant

                              /s/  William M. Karnes
                              ---------------------------------
                              William M. Karnes
                              Executive Vice President and
                              Chief Financial Officer

Date:  January 30, 1998